Exhibit 10.42

EXECUTION COPY

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (herein so called) dated as of May 11, 2007 (the “Effective Date”) is made by MASTERS RESOURCES, L.L.C., MASTERS OIL & GAS, L.L.C., and MASTERS PIPELINE, L.L.C., all Texas limited liability companies (collectively, “Masters”), and TEKOIL & GAS GULF COAST, LLC, a Delaware limited liability company (“Tekoil”). In this Indemnity Agreement, Masters, collectively or individually, and Tekoil, individually, are sometimes called the “Party”, and Masters and Tekoil are collectively sometimes called the “Parties”).

RECITALS

Masters Resources, L.L.C. and Masters Oil & Gas, L.L.C. (collectively, “Sellers”) and Tekoil have entered into a Purchase and Sale Agreement dated effective as of October 1, 2006, as amended (collectively, the “Purchase Agreement”), pursuant to which Sellers have agreed to sell, and Tekoil has agreed to purchase, on terms acceptable to both, certain properties covering lands in Galveston Bay, Chambers and Galveston Counties, Texas (the “Subject Properties”). In the Purchase Agreement, inter alia, Tekoil agreed to allow Sellers to reserve an overriding royalty interest in portions of the Subject Properties and Masters agreed to indemnify and hold harmless Tekoil from the “Claims” (defined herein). Sellers have requested that the overriding royalty that was to be reserved by the Sellers be granted instead to Masters Pipeline, L.L.C. Tekoil has agreed to that request upon the conditions, inter alia, that (a) Masters Pipeline, L.L.C. join in the indemnity of Tekoil required by the Purchase Agreement, (b) that the overriding royalty interest to be granted to Masters Pipeline, L.L.C. be made the subject of a lien and security interest securing to secure those indemnity obligations, and (c) that the indemnity obligations of Masters also be secured by a security interest covering one or more certificates of deposit in the original principal amount of not less than One Million and No\100 Dollars ($1,000,000.00). Contemporaneously with the execution and delivery of this Indemnity Agreement, the transaction contemplated by the Purchase Agreement will close and, as a condition to and as a portion of the consideration for, Tekoil’s purchase of the Subject Properties, the Parties agree as set out in this Indemnity Agreement.

1. Claims. As used in this Indemnity Agreement the term “Claims” means any and all (a) liabilities or claims, or fines, penalties or assessments by any “Person” (defined herein) (insofar as not prohibited by law), or losses, damages costs or expenses (including costs of defense, settlement and reasonable attorneys’ fees), which directly or indirectly arise out of or by virtue of either or both of the following causes of action listed below, AND SHALL INCLUDE WITHOUT LIMITATION ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGE, COST, EXPENSE OR OTHER LIABILITY, OR LOSS OF REVENUE OR OPPORTUNITY, LOSS OF GOODWILL, DOWN TIME COSTS OR SIMILAR CLAIMS OR SUCH CLAIMS BY THIRD PARTIES AGAINST TEKOIL, WHETHER ARISING OUT OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER CAUSE OF OR FORM OF ACTION WHATSOEVER, and (b) any threat to bring any action or the bringing of an action seeking to assert against, or collect from, or impose upon, Tekoil, or assets purchased by Tekoil from Masters, any such liabilities or claims, or fines, penalties or assessments by any Person, or losses, damages costs or expenses (including costs of defense, settlement and reasonable attorneys’ fees):

1.	Erskine Energy Partners II, L.P. v. Masters Resources L.L.C., Case No. 2007-15466, pending in the 55th Judicial District Court of Harris County, Texas, or

2.	Jiva International, Inc. v. Ashi Energy Services LLC, Cause No. 221687, pending in 151st Judicial District Court of Harris County, Texas.

As used in this Indemnity Agreement, “Person” means any natural person, corporation, limited or general partnership, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust, other entity or organization, including, without limitation, any “Governmental Authority”, where “Governmental Authority” means any nation or government, any state or political subdivision thereof, any Federal, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

2. Indemnity.

2.1. Masters jointly and severally agrees to indemnify Tekoil against, and to save Tekoil harmless from, any and all Claims.

2.2. Upon obtaining knowledge of any effort or intent by a Person to assert a Claim, or the assertion of a Claim, Tekoil shall, within ten (10) days of obtaining such knowledge, deliver a written notice of Claim to Masters; provided, however, the failure to provide (or timely provide) a written notice of Claim shall not affect Tekoil’s rights to indemnification except that Masters is not obligated to indemnify Tekoil for the increased amount of any damages which would otherwise have been payable to the extent that the increase resulted from Tekoil’s failure to deliver timely a notice of Claim.

2.3. Masters shall have the right to control the defense of and shall defend, in good faith and at its own expense, any Claim set forth in a notice of Claim. Tekoil may participate in the defense, at its expense, except that Tekoil’s participation shall not be at Tekoil’s expense if (a) Masters chooses counsel not reasonably acceptable to Tekoil, (b) Masters does not use “Commercially Reasonable Efforts” (defined herein) to pursue such defense, or (c) both Masters and Tekoil are defendants in a Claim and Tekoil shall reasonably conclude that (i) there may be legal defenses available to it which are inconsistent with those available to Masters or (ii) there may be additional or inconsistent non-monetary consequences to it in such Claim. Tekoil shall have a right to notice of any settlement, and Masters shall not execute or otherwise agree to any settlement or consent decree which requires the payment of money or imposes any obligations or restrictions on Tekoil’s operations or the Subject Properties without Tekoil’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tekoil shall have the right to pay or settle any such Claim, so long as in such event Tekoil shall waive any right to indemnity therefor by Masters. However, if Masters elects not to defend or settle any Claim and Tekoil defends, settles or otherwise deals with any Claim, (x) Tekoil shall provide fifteen (15) days’ advance written notice to Masters of any settlement, which settlement may be without the consent of Masters, and shall act reasonably and in accordance with its good faith business judgment; and (y) Masters shall pay such settlement in accordance with the terms thereof and reimburse Tekoil for its costs and expenses and reasonable attorneys fees incurred in connection therewith within ten (10) days of Tekoil’s demand for same. The Parties shall cooperate fully with each other in connection with the defense, negotiation or settlement of any Claim. As used in this Indemnity Agreement “Commercially Reasonable Efforts” means, when used with reference to either Party, such prompt, substantial and persistent efforts of the Party as are commercially reasonable under the circumstances in the industry of such Party; however, “Commercially Reasonable Efforts shall not require a Party to expend unlimited resources or amounts of money, but only such amounts as are commercially reasonable in the applicable circumstances.

2.4. If any Claim is asserted or pursued by a Person against Tekoil, Tekoil shall use its Commercially Reasonable Efforts to make available to Masters’ counsel those Persons under Tekoil’s control whose assistance, testimony or presence is necessary to assist Masters’ counsel in evaluating and in defending such Claim; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of Tekoil and failure to use Commercially Reasonable Efforts to provide such necessary witnesses or access to information shall not excuse Master’s performance of its obligations under this Indemnity Agreement.

2.5. The provisions of this Indemnity Agreement provide the exclusive remedy of the Parties and their respective “Related Persons” with respect to all Claims. As used in this Indemnity Agreement, “Related Person” means, as regards either Party, any officer, director, shareholder, member, partner, agent, employee, contractor, subcontractor, licensee or invitee of such Party or any of such Party’s “Affiliates”; and “Affiliate” means any Person that directly or indirectly (through one or more intermediaries) controls or is controlled by or is under common “control” with the Person specified; and “control” of a Person means the power, direct or indirect, to cause or determine the direction of the management and policies of such Person (whether by contract or otherwise).

3. Security Interest. In order to secure the obligations of Masters arising out of this Indemnity Agreement, Masters shall deposit the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) into an account pursuant to the terms and provisions of a Pledge and Security Agreement of even date herewith, copy of which marked Exhibit A is attached hereto and made a part hereof for all purposes. In addition to the foregoing, Masters Pipeline, L.L.C. shall, contemporaneously herewith, execute and deliver to Tekoil Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing, and Financing Statement substantially in the form of Exhibit B attached hereto and made part hereof for all purposes. The liens and security interests created by both said documents shall remain in full force and effect , until this Indemnity Agreement is terminated by the Parties in accordance with the provisions hereof.

4. Term of Indemnity Agreement. This rights and obligations of the Parties under this Indemnity Agreement shall commence on the Effective Date and shall continue until terminated by the written agreement of the Parties, which termination shall not be granted unless and until, as to each of the proceedings described in Section 1 of this Indemnity Agreement, (a) a final non-appealable judgment in favor of Masters has been rendered, or (b) the proceedings are dismissed and such dismissal is final and not appealable, or (c) execution and delivery of written settlement agreement containing releases of liability and covenants not to sue in favor of Tekoil that have been approved in writing by Tekoil prior to the execution and delivery thereof, together with an agreed order of dismissal with prejudice to re-filing, and an Order of the Court to that effect signed and entered in accordance with the applicable Rules of Civil Procedure.

5. Reliance. This Indemnity Agreement is made for the purpose of inducing Tekoil to close the transaction contemplated by the Purchase Agreement. Masters recognizes that Tekoil is relying upon this Indemnity Agreement in its election to close the transaction contemplated by the Purchase Agreement and that but for the obligations and undertakings of Masters herein, Tekoil would not close the transaction contemplated by the Purchase Agreement.

6. Governing Law. THIS INDEMNITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

7. Miscellaneous. This Indemnity Agreement embodies the entire agreement between the Parties with respect to the joint and several obligations of Masters to indemnify and hold harmless Tekoil. THIS WRITTEN INDEMNITY AGREEMENT REPRESENTS THE FINAL INDEMNITY AGREEMENT REGARDING CLAIMS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Except as set out in Section 2.5 above, this Indemnity Agreement, and Tekoil’s rights hereunder, are in addition to, and not in lieu of, other rights and remedies of Tekoil under applicable law.

8. Assignment. Tekoil’s rights under this Indemnity Agreement may be assigned in connection with any assignment or transfer of the Subject Properties.

9. Waiver. No course of dealing between Masters and Tekoil, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of, Tekoil hereunder or under any other document relating to this transaction shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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EXECUTED as of the Effective Date.

MASTERS RESOURCES, LLC, a Texas limited liability company		TEKOIL & GAS GULF COAST, LLC, a Delaware limited liability company

By:	/s/ John W. Barton	By:	Tekoil & Gas Corporation, Its Managing Member
John W. Barton, Managing Member
		By:	/s/ Mark S. Western
Mark S. Western, CEO & Chairman of the Board of Directors

MASTERS OIL & GAS, LLC, a Texas limited liability company

By:	/s/ John W. Barton
John W. Barton, Managing Member

MASTERS PIPELINE, L.L.C., a Texas limited liability company

By:	/s/ John W. Barton
John W. Barton, Managing Member

Exhibit A	Pledge and Security Agreement

Exhibit B	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement